EXHIBIT 23


CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-57065) pertaining to the United Industrial Corporation 401(k) Retirement Savings Plan, and in the Registration Statements (Form S-8, Nos. 333-19517 and 33-53911) pertaining to the United Industrial Corporation 1994 Stock Option Plan, of our report dated February 26, 1997, with respect to the consolidated financial statements and schedules of United Industrial Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                   /s/ ERNST & YOUNG LLP

                                                   ERNST & YOUNG LLP


March 26, 1997